EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of NAPCO Security Technology, Inc. on Form S-8 of our reported dated September 17, 2013 appearing in the Annual Report on Form 10-K of NAPCO Security Technologies, Inc. for the year ended June 30, 2013.

Baker Tilly Virchow Krause, LLP
Melville, New York

February 13, 2014